UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 5, 2008

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

___________

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 2.02 Results of Operations and Financial Condition

On November 5, 2008, the Company issued the following press release:

Puget Energy Reports Third-Quarter 2008 Financial Results

•	Third-quarter 2008 loss of 6 cents per diluted share from Puget Energy

•	Third-quarter 2008 loss of 6 cents per diluted share from Puget Sound Energy, Puget Energy’s core utility business

•	Year-to-date Sept. 30, 2008, income of 81 cents per diluted share from Puget Energy

•	Year-to-date Sept. 30, 2008, income of 87 cents per diluted share from PSE

BELLEVUE, Wash. — Puget Energy (NYSE:PSD) today reported a net loss of $8.2 million, or 6 cents per diluted share, for the third quarter of 2008 compared to net income of $11.4 million, or 10 cents per share, in the third quarter of 2007. For the first nine months of 2008, Puget Energy reported net income of $105.2 million, or 81 cents per share, as compared to $129.1 million, or $1.10 per share, for the same period of 2007.
“Our third-quarter results reflect the seasonal nature of utility operations in the Pacific Northwest,” said Stephen P. Reynolds, Puget Energy and Puget Sound Energy chairman, president and CEO. “PSE’s energy sales, and hence revenues, are typically at their lowest levels during the third quarter while construction and maintenance activities are at their highest.  Our financial results were consistent with our expectations.
“Economic activity in our region continues to be better than other parts of the country but even Western Washington is beginning to see the impact of a weakening economy and declining new home construction, which we anticipate will continue into 2009.  We are on schedule with all of our business initiatives and are particularly pleased with the receipt of a new 50-year license for our Baker River Hydroelectric Project and the announced acquisition of the Mint Farm natural gas-fired generating facility in Longview, Washington.”
         PSE’s financial results in the third quarter of 2008 reflect higher utility operating and maintenance costs, increased depreciation expense incurred as a result of new utility capital investments and the impact of true-ups related to federal income tax expense. Higher market prices for natural gas used for electric generation and unfavorable hydroelectric conditions also negatively impacted PSE’s financial results for the third quarter of 2008.

 Puget Energy Third-Quarter 2008 Summaries:

The following tables provide a summary of Puget Energy’s financial results for the third quarter of 2008 as compared to the same quarter a year ago.

Table 1: Puget Energy Third-Quarter Earnings Summary
Net Income (Loss) in millions of dollars	2008	2007
PSE	$(7.3)	$12.0
Puget Energy merger transaction expenses and other	(0.9)	(0.6)
Puget Energy	$(8.2)	$11.4

Earnings per Diluted Share (EPS)
PSE	$(0.06)	$0.10
Puget Energy merger transaction expenses and other	--	--
Puget Energy	$(0.06)	$0.10

Diluted common shares outstanding (millions)	130.0	117.4

Table 2: Puget Energy Third Quarter 2008 vs. Third Quarter 2007 EPS Reconciliation	Cents per diluted share
Puget Energy’s third-quarter 2007 earnings from PSE	$0.10
Increase in natural gas margin	0.01
Decrease in electric margin	(0.02)
Increase in utility operations and maintenance expense	(0.06)
Increase in utility depreciation and amortization expense	(0.04)
Lower interest expense, net of AFDC	0.01
Federal income tax differences between periods	(0.06)
Puget Energy’s third-quarter 2008 earnings from PSE	$(0.06)
Puget Energy’s third-quarter merger transaction expenses and other	--
Puget Energy’s earnings for the third quarter 2008	$(0.06)

Puget Sound Energy (PSE) Third-Quarter 2008 Highlights:
Key components of PSE’s third-quarter 2008 financial performance are highlighted below. All amounts are pre-tax unless otherwise noted.

•	As of Sept. 30, 2008, PSE provided service to 1,066,200 electric customers and 739,400 natural gas customers, representing a 1.4 percent and 2 percent increase, respectively, in the last 12 months.

•
Retail electric sales volumes decreased by 1 percent while natural gas sales volumes increased by 3.2 percent, compared to the third quarter of 2007. PSE’s energy sales volumes, in particular natural gas, are highly seasonal and dependent on weather conditions; the company’s lowest sales volumes typically occur during summer months. Average temperatures in the Pacific Northwest during the third quarter 2008 were slightly cooler, compared to normal and prior-year levels (third quarter 2007).

•
Electric margin decreased by $4.6 million, reflecting a 1 percent decline in retail sales volumes, as well as higher power supply costs resulting from a reduction in hydroelectric energy production and an increase in natural gas fuel prices, compared to prior-year levels.

Electric margin represents electric sales, net of revenue-based taxes, to retail and transportation customers less the cost of generating, purchasing and wheeling electricity.

•	Natural gas margin increased by $2.1 million over prior-year levels primarily due to the increase in sales volumes.

Natural gas margin represents natural gas sales to retail and transportation customers, net of revenue-based taxes, less the cost of purchasing and transporting natural gas.

•
Utility operations and maintenance expense in the third quarter of 2008 increased by $11.6 million, reflecting higher costs related to operations and maintenance of PSE’s electric generating facilities, infrastructure maintenance (planned and unplanned) and customer service expenses, including an increase in bad-debt expenses. Additionally, insurance costs and self-insurance claim reserve expenses were approximately $3 million higher in the third quarter 2008, compared to prior-year levels.

•
Depreciation and amortization expense in the third quarter of 2008 increased by $8.8 million over prior-year levels, including the $3.9 million benefit from the 2007 deferral of the Goldendale Generating Station, described below. Excluding the 2007 Goldendale deferral, depreciation and amortization expense increased $4.9 million in 2008, reflecting additional utility plant placed in service over the last 12 months.

•
PSE’s third-quarter 2007 results reflect the benefit of deferral of certain ownership and operating costs totaling $3.9 million related to Goldendale, purchased in February 2007. A regulatory asset was established (following regulatory approval) to record the deferral, and a corresponding credit was reflected in the financial statements as a reduction to depreciation and amortization expense. Deferral of such costs ceased, effective Sept. 1, 2007, when PSE began to recover Goldendale ownership and operating costs in its electric-customer rates.

•
Interest expenses, net of the debt portion of Allowance for Funds Used During Construction, declined by $2.7 million in the third quarter of 2008 as compared to the prior year primarily due to lower levels of debt outstanding. PSE’s average debt outstanding during the third quarter of 2008 was $3.1 billion as compared to $3.2 billion for the same period of 2007.

•
PSE’s federal income tax expense in the third quarter of 2008 was impacted by an unfavorable true-up of its estimated 2007 federal income tax provision in the amount of $1.8 million following the company filing its consolidated 2007 federal income tax return in September 2008. In the third quarter of 2007, a similar true-up resulted in a benefit of $1.9 million for the company’s 2006 federal income tax provision. PSE’s third-quarter 2008 federal income tax expense also includes a true-up to reflect the estimated effective tax rate for the calendar year 2008.

•
The average number of Puget Energy diluted common shares outstanding during the third quarter of 2008 increased by 10.8 percent, to 130 million, from 117.4 million during the third quarter of 2007. The increase was primarily the result of a sale of 12.5 million shares of newly issued Puget Energy common stock on Dec. 3, 2007, to a group of long-term infrastructure investors. The net proceeds of $293.3 million from this transaction were invested in PSE as additional equity to fund capital expenditures, debt redemption and working capital.

Year-to-date Sept. 30, 2008, Summary
For the nine months ended Sept. 30, 2008, Puget Energy’s net income was $105.2 million, or 81 cents per diluted share, compared to net income of $129.1 million, or $1.10 per diluted share, for the same period in 2007. During the nine months ended Sept. 30, 2008, Puget Energy incurred $8.3 million in costs related to the proposed merger announced on Oct. 26, 2007.
PSE’s net income for the nine months ended Sept. 30, 2008, was $112.7 million, or 87 cents per share, compared to net income of $129.2 million, or $1.10 per share, for the same period in 2007. PSE’s net income for the nine months ended Sept. 30, 2008, was positively impacted by increased electric and natural gas margins driven by higher energy-sales volumes in the first and second quarters of 2008, resulting primarily from cooler temperatures (relative to historic averages). The favorable impact on PSE’s electric margin was partially offset by increased power costs, largely due to lower hydroelectric energy production and higher fuel and utility operations and maintenance (O&M) costs from PSE’s natural gas-fired electric generating units. Additional utility plant placed into service increased depreciation and amortization costs for the nine months ended Sept. 30, 2008, which negatively impacted PSE’s net income for the period. An increase in utility O&M expense of $43.1 million, including a $10.5 million charge related to the settlement of a lawsuit, also negatively impacted PSE’s net income for the nine months ending Sept. 30, 2008.

Merger
                The consummation of the merger is subject to certain closing conditions, including regulatory approval from the Washington Utilities and Transportation Commission. A joint application was filed with the UTC on Dec. 17, 2007, by PSE and Puget Holdings LLC – long-term infrastructure investors, seeking approval of the merger. On July 21, 2008, PSE and Puget Holdings reached a settlement to resolve all issues with all but one of the parties involved in the merger proceeding. With all federal and shareholder approvals obtained, the merger transaction, if accepted, is expected to close during 2008, once all closing conditions have been met, including, as discussed above, approval from the UTC.

Form 10-Q Quarterly Report for the Third Quarter of 2008
Puget Energy will file its Form 10-Q for the third quarter of 2008 with the Securities and Exchange Commission by Nov. 5, 2008, a copy of which will be available through the SEC’s Web site at www.sec.gov or at www.pugetenergy.com. Investors are encouraged to read the financial statements and disclosures that will be contained in the Form 10-Q filing.

About Puget Energy
Puget Energy (NYSE:PSD) is the parent company of Puget Sound Energy, a regulated utility providing electric and natural gas service primarily to the growing Puget Sound region of Western Washington.

About Puget Sound Energy
Washington state’s oldest and largest energy utility, with a 6,000-square-mile service area stretching across 11 counties, Puget Sound Energy serves more than 1 million electric customers and 739,000 natural gas customers, primarily in Western Washington. PSE, a subsidiary of Puget Energy (NYSE:PSD), meets the energy needs of its growing customer base through incremental, cost-effective energy conservation, low-cost procurement of sustainable energy resources, and far-sighted investment in the energy-delivery infrastructure. PSE employees are dedicated to providing great customer service to deliver energy that is safe, reliable, reasonably priced, and environmentally responsible. For more information, visit PSE.com.

CAUTIONARY STATEMENT:  Certain statements contained in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, among which include PSE’s plans relating to utility plant additions and expenses, Puget Energy’s expectations regarding the merger and factors that could impact Puget Energy’s earnings.  Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  Factors that could affect actual results include, among others, governmental policies and regulatory actions, including those of the Washington Utilities and Transportation Commission, and weather conditions.  More information about these and other factors that potentially could affect the company’s financial results is included in Puget Energy's and PSE's most recent annual report on Form 10-K, quarterly report on Form 10-Q and in their other public filings filed with the Securities and Exchange Commission.  Except as required by law, Puget Energy and PSE undertake no obligation to update any forward-looking statements.
###

PUGET ENERGY -- SUMMARY INCOME STATEMENT
(In thousands, except per-share amounts)
	Unaudited		Unaudited
	Three months ended 09/30 [1]		Nine months ended 09/30 [1]
	2008	2007	2008	2007
Operating revenues
Electric	$ 467,355	$ 456,100	$ 1,551,528	$ 1,418,980
Gas	133,249	142,120	810,326	834,304
Non-utility operating revenue	5,558	3,460	7,646	13,439
Total operating revenues	606,162	601,680	2,369,500	2,266,723
Operating expenses
Purchased electricity	173,667	185,778	645,385	640,627
Electric generation fuel	64,899	43,528	144,599	93,312
Residential exchange	(170)	(384)	(20,475)	(52,424)
Purchased gas	70,125	80,914	484,038	530,616
Unrealized net (gain) on derivative instruments	3,516	5,276	1,240	1,031
Utility operations & maintenance	105,995	94,433	334,608	291,540
Non-utility expense and other	5,002	3,301	7,063	8,198
Merger expenses	77,678	68,909	229,366	204,351
Depreciation & amortization	13,832	8,530	42,723	27,608
Conservation amortization	1,271	---	8,320	---
Taxes other than income taxes	56,873	56,907	214,820	207,269
Total operating expenses	572,688	547,192	2,091,687	1,952,128
Operating income	33,474	54,488	277,813	314,595
Other income (deductions):
Other income	6,865	6,725	21,782	17,710
Other expense	(2,281)	(686)	(4,098)	(4,546)
Interest Charges:
AFUDC	2,167	3,554	6,378	8,915
Interest expense	(50,730)	(54,681)	(150,322)	(158,133)
Income from continuing operations before income taxes	(10,505)	9,400	151,553	178,541
Income taxes	(2,280)	(2,218)	46,310	49,262
Net Income from continuing operations	(8,225)	11,618	105,243	129,279
Income from discontinued operations, net of tax	---	(224)	---	(212)
Net Income	$ (8,225)	$ 11,394	$ 105,243	$ 129,067
Common shares outstanding	129,447	116,821	129,433	116,650
Diluted shares outstanding	130,045	117,365	129,924	117,225
Basic earnings per common share before
discontinued operations	$ (0.06)	$ 0.10	$ 0.81	$ 1.11
Basic earnings from discontinued operations	---	---	---	---
Basic earnings per common share	$ (0.06)	$ 0.10	$ 0.81	$ 1.11
Diluted earnings per common share before
discontinued operations	$ (0.06)	$ 0.10	$ 0.81	$ 1.10
Diluted earnings from discontinued operations	---	---	---	---
Diluted earnings per common share [2]	$ (0.06)	$ 0.10	$ 0.81	$ 1.10

[1]	Partial-year results may not accurately predict full-year performance, as earnings are significantly affected by weather.
[2]	Diluted earnings per common share include the dilutive effect of securities related to employee compensation plans.

PUGET SOUND ENERGY -- UTILITY OPERATING DATA
	Three months ended 09/30		Nine months ended 09/30
	2008	2007	2008	2007
Energy sales revenues ($ in thousands; unaudited)
Electricity
Residential	$ 199,678	$ 184,238	$ 783,337	$ 675,685
Commercial	191,616	177,589	593,063	550,575
Industrial	25,663	25,526	79,225	77,784
Other retail sales, including change in unbilled	4,256	17,557	(28,077)	(14,005)
Subtotal, retail sales	421,213	404,910	1,427,548	1,290,039
Transportation, including change in unbilled	2,590	2,847	5,466	7,625
Sales to other utilities & marketers	27,643	45,257	70,085	91,536
Other[1]	15,909	3,086	48,429	29,780
Total electricity sales	467,355	456,100	1,551,528	1,418,980
Gas
Residential	71,297	74,697	509,841	510,503
Commercial	46,289	49,310	246,238	257,245
Industrial	7,989	10,566	30,453	43,052
Subtotal, retail sales	125,575	134,573	786,532	810,800
Transportation	3,368	3,400	10,563	10,181
Other	4,306	4,147	13,231	13,323
Total gas sales	133,249	142,120	810,326	834,304
Total energy sales revenues	$ 600,604	$ 598,220	$ 2,361,854	$ 2,253,284
Energy sales volumes (unaudited)
Electricity (in mWh)
Residential	2,060,807	1,998,293	8,346,638	7,983,224
Commercial	2,335,168	2,261,412	7,106,554	6,892,028
Industrial	331,046	346,525	992,815	1,025,542
Other, including change in unbilled	(34,617)	132,036	(406,562)	(298,327)
Subtotal, retail sales	4,692,404	4,738,266	16,039,445	15,602,467
Transportation, including change in unbilled	544,454	577,170	1,575,397	1,626,600
Sales to other utilities & marketers	481,672	872,539	1,361,698	1,927,546
Total mWh	5,718,530	6,187,975	18,976,540	19,156,613
Gas (in 000's of therms)
Residential	47,506	44,264	405,419	354,818
Commercial	41,060	37,824	227,078	204,379
Industrial	7,730	8,875	28,947	36,051
Transportation	47,706	48,583	164,003	157,959
Total gas volumes	144,002	139,546	825,447	753,207
Margins[2] ($ in thousands; unaudited)
Electric	$ 173,525	$ 178,088	$ 601,376	$ 581,443
Gas	47,143	44,994	239,364	216,297
Weather (unaudited)
Actual heating degree days	218	194	3,325	2,997
Normal heating degree days[3]	238	238	3,089	3,068
Customers served at September 30 [4] (unaudited)
Electricity
Residential	941,027	928,832
Commercial	118,187	116,064
Industrial	3,742	3,757
Other	3,268	3,027
Transportation	17	18
Total electricity customers	1,066,241	1,051,698
Gas
Residential	682,668	669,244
Commercial	54,001	52,577
Industrial	2,612	2,621
Transportation	128	125
Total gas customers	739,409	724,567

[1]	Includes sales of non-core gas supplies.
[2]
Electric margin is electric sales to retail and transportation customers less the cost of generating and purchasing electric energy sold to customers, including transmission costs, to bring electric energy to PSE's service territory.  Gas margin is gas sales to retail and transportation customers less the cost of gas purchased, including gas transportation costs, to bring gas to PSE's service territory.

[3]
Seattle-Tacoma Airport statistics reported by NOAA which are based on a 30-year average, 1971-2000. Heating degree days measure how far the daily average temperature falls below 65 degrees.  Heating degree days in 2008 are adjusted for leap year by adding the heating degree day for February 28th.

[4]	Customers represents average served at month end.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

By: /s/ James W. Eldredge
Dated: November 5, 2008	James W. Eldredge Vice President and Chief Accounting Officer